UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2010

Compuware Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-20900

Michigan (State or other jurisdiction of incorporation or organization)	38-2007430 (I.R.S. Employer Identification No.)
One Campus Martius, Detroit, Michigan (Address of Principal Executive Offices)	48226-5099 (Zip Code)

(Registrant’s telephone number, including area code): (313) 227-7300

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders was held on August 24, 2010 at the Company’s headquarters. The first matter voted upon at the meeting was the election of directors.  Each of the nominees was elected to hold office for one year until the 2011 Annual Meeting of Shareholders or until their successors are elected and qualified.  The results of the voting at the meeting are as follows:

	Total Vote For Each Director	Total Vote Withheld From Each Director	Broker Non Votes

Dennis W. Archer	117,329,458	54,183,440	24,001,165

Gurminder S. Bedi	167,565,371	3,947,527	24,001,165

William O. Grabe	116,979,189	54,533,709	24,001,165

William R. Halling	166,903,649	4,609,249	24,001,165

Peter Karmanos, Jr.	165,114,940	6,397,958	24,001,165

Faye Alexander Nelson	168,175,555	3,337,343	24,001,165

Glenda D. Price	167,782,412	3,730,486	24,001,165

Robert C. Paul	167,365,902	4,146,996	24,001,165

W. James Prowse	167,312,503	4,200,395	24,001,165

G. Scott Romney	157,538,112	13,974,786	24,001,165

Ralph J. Szygenda	168,109,284	3,403,614	24,001,165

The second matter voted upon was the ratification of the appointment of Deloitte & Touche LLP, the Company’s independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending March 31, 2011. Total votes for – 187,726,607, against – 4,522,682 and abstained – 3,264,774.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUWARE CORPORATION

Date: August 26, 2010	By:	/s/ Laura L. Fournier
Laura L. Fournier
Executive Vice President
Chief Financial Officer